EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below appoints EZRA UZI YEMIN and ASSAF GINZBURG, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign the Delek Logistics Partners, LP Annual Report on Form 10-K for the year ended December 31, 2013 and any and all future amendments thereto; and to file said Form 10-K and any such amendments with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

In witness whereof, the undersigned have hereunto set their hands and seals as of the date set forth below.

/s/ Ezra Uzi Yemin
Ezra Uzi Yemin
Date: March 4, 2014

/s/ Assaf Ginzburg
Assaf Ginzburg
Date: March 4, 2014

/s/ Frederec C. Green
Frederec C. Green
Date: March 4, 2014

/s/ Mark B. Cox
Mark B. Cox
Date: February 26, 2014

/s/ Charles J. Brown, III
Charles J. Brown, III
Date: February 27, 2014

/s/ Eric D. Gadd
Eric D. Gadd
Date: February 27, 2014

/s/ Gary M. Sullivan, Jr.
Gary M. Sullivan, Jr.
Date: February 26, 2014